EXHIBIT 9.1

STOCKHOLDERS AGREEMENT

by and among

COBALT INTERNATIONAL ENERGY, INC.

and

THE STOCKHOLDERS THAT ARE SIGNATORIES HERETO

Dated as of December 15, 2009

STOCKHOLDERS AGREEMENT

THIS STOCKHOLDERS AGREEMENT (as it may be amended from time to time in accordance with the terms hereof, this “Agreement”), dated as of December 15, 2009, is made by and among Cobalt International Energy, Inc., a Delaware corporation (the “Company”), and the stockholders that are or become signatories hereto (each a “Stockholder” and collectively, the “Stockholders”).

RECITALS

WHEREAS, the Company and the Stockholders (or their respective Affiliates) are parties to that certain Reorganization Agreement, dated as of December 8, 2009, as such agreement may be amended from time to time in accordance therewith (the “Reorganization Agreement”);

WHEREAS, as of the date of this Agreement, the Stockholders beneficially own greater than a majority of the outstanding Company Shares (as defined below);

WHEREAS, the Company is proposing to sell Company Shares to the public in an initial public offering (the “IPO”); and

WHEREAS, subject to the terms and conditions herein, the Stockholders and the Company desire to enter into this Agreement to provide for certain rights and obligations of the Stockholders and the Company.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises, covenants and agreements of the Parties, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

ARTICLE I.
DEFINITIONS

Section 1.1.            Definitions.  As used in this Agreement, the following terms shall have the following meanings:

“Affected Stockholder” has the meaning set forth in Section 5.8.

“Affiliate” means (a) with respect to any GSCP Party, any C/R Party and any FR Party, any Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person, and includes any private equity investment fund the primary investment advisor to which is the primary investment advisor (or an Affiliate thereof) to such specified Person, (b) with respect to any of the KERN Parties, any Person directly or indirectly controlling or controlled by or under direct or indirect common control with KERN Partners Ltd. and (c) with respect to any other Person, any Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person.  It being understood and agreed that, for purposes hereof, (i) each GSCP Party shall be deemed to be an Affiliate of every other GSCP Party, (ii) each C/R Party shall be deemed to be an Affiliate of every other C/R Party, (iii) each FR Party shall be deemed to be an Affiliate of every other FR Party, (iv)

neither the Company nor any subsidiary of the Company shall be deemed to be an Affiliate of any Stockholder, (v) except as set forth in clauses (i) through (iii) above, no Stockholder shall be deemed to be an Affiliate of any other Stockholder and (vi) neither the Board of Trustees of Leland Stanford Junior University nor Caisse de Depot et Placement du Quebec or any of their Affiliates shall be deemed to be Affiliates of KERN Cobalt Co-Invest Partners AP LP, KERN Partners Ltd. or any KERN Party.

“Agreement” has the meaning set forth in the preamble.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day other than a Saturday, Sunday or day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.

“Company” has the meaning set forth in the preamble.

“Company Shares” means common stock of the Company, par value $0.01 per share, and any and all securities of any kind whatsoever of the Company that may be issued by the Company after the date hereof in respect of, in exchange for, or in substitution of, Company Shares, pursuant to any stock dividends, splits, reverse splits, combinations, reclassifications, recapitalizations, reorganizations and the like occurring after the date hereof.

“C/R Parties” means, collectively, C/R Cobalt Investment Partnership, L.P., C/R Energy Coinvestment II, L.P., Riverstone Energy Coinvestment III, L.P., Carlyle Energy Coinvestment III, L.P., C/R Energy III Cobalt Partnership, L.P. and Carlyle/Riverstone Global Energy and Power Fund III, L.P. and any Affiliates of the foregoing to whom Company Shares are Transferred by a Stockholder after the IPO Date in accordance with this Agreement.

“Cure Period” has the meaning set forth in Section 3.1(h).

“Defaulting Stockholder” has the meaning set forth in Section 3.1(h).

“Directed Opportunity” has the meaning set forth in Section 5.3.

“Director” means a member of the Board of Directors.

“FR Parties” means, collectively, First Reserve Fund XI, L.P. and FR XI Onshore AIV, L.P. and any Affiliates of the foregoing to whom Company Shares are Transferred by a Stockholder after the IPO Date in accordance with this Agreement.

“Governing Documents” means the certificate of incorporation of the Company, as amended or modified from time to time, and the by-laws of the Company, as amended or modified from time to time.

“GSCP Parties” means, collectively, GSCP V Cobalt Holdings, LLC, GSCP V Offshore Cobalt Holdings, LLC, GSCP V GMBH Cobalt Holdings, LLC, GSCP VI Cobalt Holdings, LLC, GSCP VI Offshore Cobalt Holdings, LLC, GSCP VI GMBH Cobalt Holdings, LLC, GS

Capital Partners V Institutional, L.P. and GS Capital Partners VI Parallel, L.P., any Affiliates of the foregoing to whom Company Shares are Transferred by a Stockholder after the IPO Date in accordance with this Agreement.

“Hedge” means (a) any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of any Company Shares, whether any such aforementioned transaction is to be settled by delivery of Company Shares or other securities, in cash or otherwise or (b) any agreement to take or commit to any of the foregoing actions.

“independent director” means a Director who qualifies, as of the date of such Director’s election or appointment to the Board of Directors and as of any other date on which the determination is being made, as an “independent director” pursuant to SEC rules and applicable listing standards, as amended from time to time, as determined by the Board of Directors without the vote of such Director.

“Initial Post-IPO Shares” means, with respect to the GSCP Parties, 74,868,148 Company Shares, with respect to the C/R Parties, 74,862,984 Company Shares, with respect to the FR Parties, 74,183,499 Company Shares and, with respect to the KERN Parties, 32,035,093 Company Shares, in each case, as adjusted pursuant to any stock dividends, splits, reverse splits, combinations, reclassifications, recapitalizations, reorganizations and the like occurring after the date hereof.

“IPO” has the meaning set forth in the recitals.

“IPO Date” means the date on which the IPO is consummated.

“KERN Parties” means KERN Cobalt Co-Invest Partners AP LP and any Affiliates of KERN Partners Ltd. to whom Company Shares are Transferred by a Stockholder after the IPO Date in accordance with this Agreement.

“KERN Permitted Transfer” means (a) a Transfer of Company Shares by KERN Cobalt Co-Invest Partners AP LP to a limited partner of KERN Cobalt Co-Invest Partners AP LP who is not an Affiliate of the KERN Parties if (i) such Transfer is being effected in connection with KERN Cobalt Co-Invest Partners AP LP’s exercise of its rights as a Tagging Holder pursuant to the Tag-Along Agreement and such Transfer is being effected for the purpose of permitting such limited partner to be the direct seller of such Company Shares in connection with the sale pursuant to the Tag-Along Agreement or (ii) such Transfer is being effected in connection with KERN Cobalt Co-Invest Partners AP LP’s exercise of its “piggyback” or “demand” rights under the Registration Rights Agreement and such Transfer is being effected for the purpose of permitting such limited partner to be the direct seller of such Company Shares in connection with the exercise of such “piggyback” or “demand” rights (provided that, in any such case, the number of Company Shares being Transferred to any such limited partner shall not exceed the aggregate number of Company Shares that KERN Cobalt Co-Invest Partners AP LP has elected to Transfer pursuant to such exercise of its rights as a Tagging Holder pursuant to the Tag-Along Agreement or in such exercise of its “piggyback” or “demand” rights pursuant to the Registration Rights Agreement, as applicable) or (b) a Transfer of partnership interests in KERN Cobalt Co-Invest Partners AP LP by a limited partner thereof to an Affiliate of such limited partner.

“Management Rights Agreements” means the management rights agreements between the Company and each of First Reserve Fund XI, L.P., FR XI Onshore AIV, L.P., C/R Cobalt Investment Partnership, L.P., Carlyle/Riverstone Global Energy and Power Fund III, L.P., GS Capital Partners V Institutional, L.P. and GS Capital Partners VI Parallel, L.P. as such agreements may be amended from time to time in accordance therewith.

“Necessary Action” means, with respect to a specified result, all actions (to the extent such actions are permitted by law and by the Governing Documents) necessary to cause such result, including (i) voting or providing a written consent or proxy with respect to the Company Shares, (ii) causing the adoption of stockholders’ resolutions and amendments to the Governing Documents, (iii) causing Directors (to the extent such Directors were nominated or designated by the Person obligated to undertake the Necessary Action, and subject to any fiduciary duties that such Directors may have as Directors) to act in a certain manner or causing them to be removed in the event they do not act in such a manner, (iv) executing agreements and instruments, and (v) making, or causing to be made, with governmental, administrative or regulatory authorities, all filings, registrations or similar actions that are required to achieve such result.

“Party” means the Company and the Stockholders party to this Agreement, including any Permitted Transferee who becomes a Party pursuant to Section 4.3(a).

“Permitted Transferee” means in the case of any Stockholder, an Affiliate of such Stockholder.

“Person” means an individual, partnership, limited liability company, corporation, trust, other entity, association, estate, unincorporated organization or a government or any agency or political subdivision thereof.

“Proposed Transfer” has the meaning set forth in Section 4.3(a).

“Proposed Transferee” has the meaning set forth in Section 4.3(a).

“Proxy Holder” has the meaning set forth in Section 3.1(h).

“Registration Rights Agreement” means that certain Registration Rights Agreement, dated as of the date of this Agreement, by and among the Company, the Stockholders and the other parties that are signatories thereto, as such agreement may be amended from time to time in accordance therewith.

“Registration Statement” means any registration statement of the Company filed with, or to be filed with, the SEC under the Securities Act, including any related prospectus, amendments and supplement to such registration statement, including post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement other than a registration statement (and related prospectus) filed on Form S-8 or any successor form thereto.

“Reorganization Agreement” has the meaning set forth in the recitals.

“Restricted Period” means the period beginning on IPO Date and ending on the 24-month anniversary of the IPO Date.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the United States Securities Act of 1933, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

“Selling Stockholder” has the meaning set forth in Section 4.3(a).

“Sponsor Director” means any Director designated by a Sponsor pursuant to the terms of this Agreement.

“Sponsor Party” means any Sponsor, any Sponsor Director and any of their respective officers, directors, agents, stockholders, members, partners, Affiliates and subsidiaries (other than the Company and its subsidiaries).

“Sponsors” means the GSCP Parties, the C/R Parties, the FR Parties and the KERN Parties.

“Stockholder” and “Stockholders” have the meaning set forth in the preamble.

“Stockholder Majority” means the consent or approval of the Stockholders (including, if applicable, the Stockholder(s) requesting a consent or approval) then owning a majority of the Company Shares then owned by all of the Stockholders.

“Tag-Along Agreement” means that certain Tag-Along Agreement, dated as of the date of this Agreement, by and among the Stockholders and the other parties that are signatories thereto, as such agreement may be amended from time to time in accordance therewith.

“Tagging Holder” has the meaning given to such term in the Tag-Along Agreement.

“Transfer” means (a) a direct or indirect transfer, sale, exchange, assignment, pledge, hypothecation or other encumbrance or other disposition of Company Shares, or any legal or beneficial interest therein, including the grant of an option or other right or the grant of any interest that would result in a Stockholder no longer having the power to vote, or cause to be voted, such Stockholder’s Company Shares, whether directly or indirectly, whether voluntarily, involuntarily or by operation of law or (b) any agreement to take or commit to any of the foregoing actions; and “Transferred,” “Transferee,” “Transferor,” and “Transferability” shall each have a correlative meaning.  For the avoidance of doubt, a transfer, sale, exchange, assignment, pledge, hypothecation or other encumbrance or other disposition of an interest in any Stockholder, or direct or indirect parent thereof, all or substantially all of whose assets are, directly or indirectly, Company Shares shall constitute a “Transfer” of Company Shares for purposes of this Agreement.  For the avoidance of doubt, a transfer, sale, exchange, assignment, pledge, hypothecation or other encumbrance or other disposition of an interest in any Stockholder, or direct or indirect parent thereof, which has substantial assets in addition to Company Shares shall not constitute a “Transfer” of Company Shares for purposes of this Agreement.  For the avoidance of doubt, it is understood and agreed that (x) any change in ownership of The Goldman Sachs Group, Inc., Goldman, Sachs & Co., or their successors shall not be deemed to be a “Transfer” by any GSCP Party or any of their respective Affiliates and (y)

any change in ownership of any management company of any Sponsor shall not be deemed to be a “Transfer” by any Sponsor or any of its Affiliates.

“Transferring Stockholder” has the meaning set forth in Section 4.3(a).

Section 1.2.            Other Interpretive Provisions.

(a)           The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b)           The words “hereof,” “herein,” “hereunder” and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and any subsection and Section references are to this Agreement unless otherwise specified.

(c)           The term “including” is not limiting and means “including without limitation.”

(d)           The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

(e)           Whenever the context requires, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms.

ARTICLE II.
REPRESENTATIONS AND WARRANTIES

Each of the Parties hereby represents and warrants, solely with respect to itself, to each other Party that:

Section 2.1.            Existence; Authority; Enforceability.  Such Party has the power and authority to enter into this Agreement and to carry out its obligations hereunder.  Such Party is duly organized and validly existing under the laws of its jurisdiction of organization, and the execution of this Agreement, and the performance of its obligations hereunder, have been authorized by all necessary action, and no other act or proceeding on its part is necessary to authorize the execution of this Agreement or the performance of its obligations hereunder.  This Agreement has been duly executed by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms except as the same may be affected by bankruptcy, insolvency, moratorium or similar laws, or by legal or equitable principles relating to or limiting the rights of contracting parties generally.

Section 2.2.            Absence of Conflicts.  The execution and delivery by such Party of this Agreement and the performance of its obligations hereunder does not (a) conflict with, or result in the breach of any provision of the constitutive documents of such Party; (b) result in any violation, breach, conflict, default or event of default (or an event which with notice, lapse of time, or both, would constitute a default or event of default), or give rise to any right of acceleration or termination or any additional payment obligation, under the terms of any contract, agreement or permit to which such Party is a party or by which such Party’s assets or operations are bound or affected; or (c) violate any law applicable to such Party, except, in the case of clause (b), as would not have a material adverse effect on such Party’s ability to perform its obligations hereunder.

Section 2.3.            Consents.  Other than as has already been obtained, no consent, waiver, approval, authorization, exemption, registration, license or declaration is required to be made or obtained by such Party in connection with the execution, delivery or performance of this Agreement, except in each case, as would not have a material adverse effect on such Party’s ability to perform its obligations hereunder.

ARTICLE III.
GOVERNANCE

Section 3.1.            Board of Directors.

(a)           Effective as of the date of this Agreement, the Board of Directors shall be comprised of nine Directors, as follows: (i) two shall be designees of the GSCP Parties, (ii) two shall be designees of the C/R Parties, (iii) two shall be designees of the FR Parties, (iv) one shall be a designee of the KERN Parties, (v) one shall be the Chief Executive Officer of the Company, who shall be the Chairman of the Board of Directors, and (vi) one shall be designated by the Board of Directors, who shall be an “independent director” pursuant to applicable listing standards, in accordance with the Governing Documents.

(b)           From and after the date of this Agreement, the GSCP Parties shall have the right, but not the obligation, to nominate a number of designees equal to:  (i) up to two designees so long as the GSCP Parties beneficially own in the aggregate a number of Company Shares equal to at least 40% of their Initial Post-IPO Shares and (ii) up to one designee so long as the GSCP Parties beneficially own in the aggregate a number of Company Shares equal to (x) less than 40% of their Initial Post-IPO Shares and (y) at least 5% of the then outstanding Company Shares.  If the GSCP Parties beneficially own in the aggregate a number of Company Shares equal to less than 40% of their Initial Post-IPO Shares and less than 5% of the then outstanding Company Shares, the GSCP Parties shall not have the right pursuant to this Section 3.1(b) to nominate any designees to be elected to the Board of Directors.  In the event that the GSCP Parties have nominated less than the total number of designees the GSCP Parties are entitled to nominate pursuant to this Section 3.1(b), the GSCP Parties shall have the right, at any time, to nominate such additional designees to which they are entitled, in which case, the Stockholders shall take, or cause to be taken, all Necessary Action to (A) increase the size of the Board of Directors as required to enable the GSCP Parties to so nominate such additional designees and (B) appoint such additional designees nominated by the GSCP Parties to such newly created directorships.  For so long as the GSCP Parties are entitled to nominate two designees for election to the Board of Directors, one such designee shall be nominated by GS Capital Partners V Institutional, L.P. and one such designee shall be nominated by GS Capital Partners VI Parallel, L.P.  For so long as the GSCP Parties are entitled to nominate only one designee for election to the Board of Directors, such designee shall be nominated by GS Capital Partners VI Parallel, L.P.

(c)           From and after the date of this Agreement, the C/R Parties shall have the right, but not the obligation, to nominate a number of designees equal to:  (i) up to two designees so long as the C/R Parties beneficially own in the aggregate a number of Company Shares equal to at least 40% of their Initial Post-IPO Shares and (ii) up to one designee so long as the C/R Parties beneficially own in the aggregate a number of Company Shares equal to (x) less than 40% of their Initial Post-IPO Shares and (y) at least 5% of the then outstanding Company Shares.  If the C/R Parties beneficially own in the aggregate a number of Company Shares equal to less than 40% of their Initial Post-IPO Shares and less than 5% of the then outstanding Company Shares, the C/R Parties shall not have the right pursuant to this Section 3.1(b) to nominate any designees to be elected to the Board of Directors.  In the event that the C/R Parties have nominated less than the total number of designees the C/R Parties are entitled to nominate pursuant to this Section 3.1(c), the C/R Parties shall have the right, at any time, to nominate such additional designees to which they are entitled, in which case, the Stockholders shall take, or cause to be taken, all Necessary Action to (A) increase the size of the Board of Directors as required to enable the C/R Parties to so nominate such additional designees and (B) appoint such additional designees nominated by the C/R Parties to such newly created directorships.  For so long as the C/R Parties are entitled to nominate two designees for election to the Board of Directors, one such designee shall be nominated by C/R Cobalt Investment Partnership, L.P. and one such designee shall be nominated by Carlyle/Riverstone Global Energy and Power Fund III, L.P.  For so long as the C/R Parties are entitled to nominate only one designee for election to the Board of Directors, such designee shall be nominated by Carlyle/Riverstone Global Energy and Power Fund III, L.P.

(d)           From and after the date of this Agreement, the FR Parties shall have the right, but not the obligation, to nominate a number of designees equal to:  (i) up to two designees so long as the FR Parties beneficially own in the aggregate a number of Company Shares equal to at least 40% of their Initial Post-IPO Shares and (ii) up to one designee so long as the FR Parties beneficially own in the aggregate a number of Company Shares equal to (x) less than 40% of their Initial Post-IPO Shares and (y) at least 5% of the then outstanding Company Shares.  If the FR Parties beneficially own in the aggregate a number of Company Shares equal to less than 40% of their Initial Post-IPO Shares and less than 5% of the then outstanding Company Shares, the FR Parties shall not have the right pursuant to this Section 3.1(b) to nominate any designees to be elected to the Board of Directors.  In the event that the FR Parties have nominated less than the total number of designees the FR Parties are entitled to nominate pursuant to this Section 3.1(d), the FR Parties shall have the right, at any time, to nominate such additional designees to which they are entitled, in which case, the Stockholders shall take, or cause to be taken, all Necessary Action to (A) increase the size of the Board of Directors as required to enable the FR Parties to so nominate such additional designees and (B) appoint such additional designees nominated by the FR Parties to such newly created directorships.  For so long as the FR Parties are entitled to designees for election to the Board of Directors, such designees shall be nominated by First Reserve Fund XI, L.P.

(e)           From and after the date of this Agreement,, the KERN Parties shall have the right, but not the obligation, to nominate one designee so long as the KERN Parties beneficially own in the aggregate a number of Company Shares equal to at least 5% of the then outstanding Company Shares.  If the KERN Parties beneficially own in the aggregate a number of Company Shares equal to less than 5% of the then outstanding Company Shares, the KERN Parties shall not have the right pursuant to this Section 3.1(b) to nominate any designees to be elected to the Board of Directors  In the event that the KERN Parties have not nominated the designee that the KERN Parties are entitled to nominate pursuant to this Section 3.1(e), the KERN Parties shall have the right, at any time, to nominate such designee, in which case, the Stockholders shall take, or cause to be taken, all Necessary Action to (A) increase the size of the Board of Directors as required to enable the KERN Parties to so nominate such designee and (B) appoint such designee nominated by the KERN Parties to such newly created directorship.  For so long as the KERN Parties are entitled to nominate a designee for election to the Board of Directors, such designee shall be an employee of KERN Partners Ltd. or an Affiliate thereof.

(f)            Each of the Stockholders shall take all Necessary Action to cause the Board of Directors to be constituted as set forth in this Section 3.1 (including appointing or removing Sponsor designees and filling any vacancies created by reason of death, disability, retirement, removal or resignation of a Sponsor’s designees with a new designee of such Sponsor) and shall vote all of such Stockholder’s Company Shares in favor of the election of the persons designated pursuant to this Section 3.1 to the Board of Directors.  The Company agrees to include in the slate of nominees recommended by the Board of Directors those persons designated pursuant to this Section 3.1 and to use its best efforts to cause the election or appointment of each such designee to the Board of Directors, including nominating such designees to be elected as Directors.

(g)           The Company shall reimburse the Sponsor Directors for all reasonable out-of-pocket expenses incurred in connection with their attendance at meetings of the Board of Directors and any committees thereof.

(h)           Solely for purposes of this Section 3.1, and in order to secure the performance of each Stockholder’s obligations under this Section 3.1, each Stockholder hereby irrevocably appoints each other Stockholder that qualifies as a Proxy Holder (as defined below) the attorney-in-fact and proxy of such Stockholder (with full power of substitution) to vote or provide a written consent with respect to its Company Shares as described in this paragraph if, and only in the event that, such Stockholder fails to vote or provide a written consent with respect to its Company Shares in accordance with the terms of this Section 3.1 (each such Stockholder, a “Defaulting Stockholder”).  Each Defaulting Stockholder shall have five Business Days from the date of a request for such vote or written consent (the “Cure Period”) to cure such failure.  If after the Cure Period the Defaulting Stockholder has not cured such failure, any Stockholder whose designees to the Board of Directors were required to be approved or removed by the Defaulting Stockholder pursuant to this Section 3.1 but were not approved or removed by the Defaulting Stockholder, shall have, and is hereby irrevocably granted, a proxy to vote or provide a written consent with respect to each such Defaulting Stockholder’s Company Shares for the purposes of taking the actions required by this Section 3.1 (such Stockholder, a “Proxy Holder”), and of removing from office any Directors elected to the Board of Directors in lieu of the designees of the Proxy Holder who should have been elected pursuant to this Section 3.1.  Each Stockholder intends this proxy to be, and it shall be, irrevocable and coupled with an interest, and each Stockholder will take such further action and execute such other instruments as may be necessary to effectuate the intent of this proxy and hereby revokes any proxy previously granted by it with respect to the matters set forth in this Section 3.1 with respect to the Company Shares owned by such Stockholder.  Notwithstanding the foregoing, the power of attorney and proxy granted by this Section 3.1 shall be deemed to be revoked upon the termination of this Agreement in accordance with its terms.

(i)            To the extent that the number of Directors that the GSCP Parties, the C/R Parties, the FR Parties or the KERN Parties are entitled to designate pursuant to this Section 3.1 is reduced, the GSCP Parties, the C/R Parties, the FR Parties or the KERN Parties, as the case may be, shall cause the required number of Directors to promptly resign from the Board of Directors and any vacancies resulting from such resignation shall be filled by the Board of Directors in accordance with the Governing Documents and SEC rules and applicable listing standards then in effect.  Notwithstanding the foregoing, if, during the Restricted Period, the KERN Parties’ beneficial ownership of Company Shares is, as a result of an issuance of Company Shares by the Company, reduced to less than 5% of the then outstanding Company Shares, the KERN Parties shall not be required to cause the Director nominated by the KERN Parties to resign from the Board of Directors until after the expiration of the Restricted Period unless otherwise requested by the Board of Directors.

Section 3.2.            Committees.

(a)           For so long as the GSCP Parties are entitled to nominate at least one Director for election to the Board of Directors pursuant to Section 3.1(b), the GSCP Parties shall have the right to have at least one of their designated Directors serve on each committee (with the exception of the audit committee) of the Board of Directors, to the extent such Directors are permitted to serve on such committees under SEC rules and applicable listing standards then in effect.

(b)           For so long as the C/R Parties are entitled to nominate at least one Director for election to the Board of Directors pursuant to Section 3.1(c), the C/R Parties shall have the right to have at least one of their designated Directors serve on each committee (with the exception of the audit committee) of the Board of Directors, to the extent such Directors are permitted to serve on such committees under SEC rules and applicable listing standards then in effect.

(c)           For so long as the FR Parties are entitled to nominate at least one Director for election to the Board of Directors pursuant to Section 3.1(d), the FR Parties shall have the right to have at least one of their designated Directors serve on each committee (with the exception of the audit committee) of the Board of Directors, to the extent such Directors are permitted to serve on such committees under SEC rules and applicable listing standards then in effect.

(d)           For so long as the KERN Parties are entitled to nominate a Director for election to the Board of Directors pursuant to Section 3.1(e), the KERN Parties shall have the right to have such designated Director serve on each committee (with the exception of the audit committee) of the Board of Directors, to the extent such Director is permitted to serve on such committees under SEC rules and applicable listing standards then in effect.

(e)           To the extent permitted by SEC rules and applicable listing standards then in effect, for so long as the Sponsors collectively beneficially own in the aggregate a number of Company Shares equal to at least of 25% of the then outstanding Company Shares, (i) the Sponsor Directors shall constitute the majority of each committee of the Board of Directors (with the exception of the audit committee) and (ii) the chairman of each committee of the Board of

Directors (with the exception of the audit committee) shall be a Director serving on such committee who is selected by a Stockholder Majority to serve as chairman.  In the event that SEC rules or applicable listing standards then in effect limit the number of Sponsor Directors that can serve on any committee, the Sponsor Parties shall allocate committee membership among Sponsor Directors in as equitable a manner as possible, taking into account the relative level of ownership by each of the Sponsors and considering committee preferences of the Sponsor Directors.

(f)            Each of the Stockholders shall take all Necessary Action to cause each committee of the Board of Directors to be constituted as set forth in this Section 3.2.  The Company agrees to use its best efforts to cause the appointment of the Sponsor Designees to the committees of the Board of Directors (with the exception of the audit committee) in accordance with this Section 3.2, including causing the chairman of each committee of the Board of Directors (with the exception of the audit committee) to be a Director who is selected by a Stockholder Majority to serve as chairman.

Section 3.3.            Information; Duties.

(a)           The Company and the Stockholders agree that (i) the Directors designated by the GSCP Parties, the C/R Parties and the FR Parties may share confidential, non-public information about the Company with the GSCP Parties, the C/R Parties, the FR Parties and their respective Affiliates and (ii) the Director designated by the KERN Parties may share confidential, non-public information about the Company with the KERN Parties and its Affiliates and the limited partners of KERN Cobalt Co-Invest Partners AP LP, in each case only to the extent reasonably necessary in connection with their investment in the Company, provided that such Parties agree to keep such information confidential (except as may be required by law or applicable listing standards then in effect) and agree to comply with all applicable securities laws in connection therewith.

(b)           The Company and the Stockholders agree that, notwithstanding anything to the contrary in any other agreement or at law or in equity, when any of the Stockholders (in their capacity as Stockholders) takes any action under this Agreement to give or withhold its consent, such Person shall, to the fullest extent permitted by law, have no duty to consider the interests of the Company or the other Stockholders or any other stockholders of the Company and may act exclusively in its and its Affiliates own interests; provided, however, that the foregoing shall in no way affect the obligations of the Parties to comply with the provisions of this Agreement.

Section 3.4.            Controlled Company.

(a)           For so long as the Company qualifies as a “controlled company” under the applicable listing standards then in effect, the Company will elect to be a “controlled company” for purposes of such applicable listing standards, and will disclose in its annual meeting proxy statement that it is a “controlled company” and the basis for that determination.  The Company and the Stockholders acknowledge and agree that, as of the date of this Agreement, the Company is a “controlled company.”  If the Company ceases to qualify as a “controlled company” under applicable listing standards then in effect, the Sponsors and the Company will take whatever action may be reasonably necessary, if any, to cause the Company to comply with SEC rules and applicable listing standards then in effect.

(b)           After the Company ceases to qualify as a “controlled company” under applicable listing standards then in effect, each of the Sponsors shall cause a sufficient number of their designees to qualify as “independent directors” to ensure that the Board of Directors complies with such applicable listing standards in the time periods required by the applicable listing standards then in effect.

ARTICLE IV.
TRANSFERS OF SHARES

Section 4.1.            Limitations on Transfer.

(a)           Except as otherwise expressly provided in this Article IV, no Stockholder shall be entitled to Transfer any of its Company Shares at any time if such Transfer would violate the Securities Act, or any state (or other jurisdiction) securities or “blue sky” laws applicable to the Company or the applicable Transfer of Company Shares.

(b)           In addition, during the Restricted Period, except (i) in connection with the exercise of “piggyback” rights under the Registration Rights Agreement, (ii) as permitted by Section 4.2, (iii) as a Tagging Holder pursuant to the Tag-Along Agreement or (iv) pursuant to a KERN Permitted Transfer, no Stockholder may Transfer any Company Shares, Hedge any Company Shares, or exercise a “demand” right under the Registration Rights Agreement, except with the prior written consent of the Stockholder Majority.  Notwithstanding the foregoing, this Section 4.1(b) shall not apply to Transfers by any of the KERN Parties if, at the time of such Transfer, (a) the KERN Parties’ beneficial ownership of Company Shares has been, as a result of an issuance of Company Shares by the Company, reduced to less than 5% of the then outstanding Company Shares and (b) the last Director nominated by the KERN Parties pursuant to Section 3.1(e) has either (x) been removed as a Director by the Board of Directors or the stockholders of the Company, in each case, other than for cause or (y) resigned from the Board of Directors at the request of the Board of Directors pursuant to the last sentence of Section 3.1(i).

(c)           In the event of a purported Transfer by a Stockholder of any Company Shares in violation of the provisions of this Agreement, such purported Transfer will be void and of no effect, and the Company will not give effect to such Transfer.

(d)           Each certificate evidencing the Company Shares held by a Stockholder shall bear the following restrictive legend, either as an endorsement or on the face thereof:

THE SALE, ASSIGNMENT, TRANSFER OR OTHER DISPOSITION OF THE SECURITIES EVIDENCED BY THIS CERTIFICATE IS RESTRICTED BY THE TERMS OF A STOCKHOLDERS AGREEMENT, DATED AS OF DECEMBER 15, 2009, COPIES OF WHICH ARE ON FILE WITH THE ISSUER OF THIS CERTIFICATE.  NO SALE, ASSIGNMENT, TRANSFER OR OTHER DISPOSITION SHALL BE

EFFECTIVE UNLESS AND UNTIL THE TERMS AND CONDITIONS OF SUCH STOCKHOLDERS AGREEMENT HAVE BEEN COMPLIED WITH IN FULL.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY OTHER JURISDICTION AND MAY NOT BE SOLD OR TRANSFERRED OTHER THAN IN ACCORDANCE WITH THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED (OR OTHER APPLICABLE LAW), OR AN EXEMPTION THEREFROM.

(e)           In the event that the restrictive legend set forth in Section 4.1(d) has ceased to be applicable, or upon request by a Stockholder proposing to Transfer Company Shares pursuant to any Transfer permitted under this Agreement, the Company shall promptly provide such Stockholder, or its Transferees, at their request, without any expense to such Persons (other than applicable transfer taxes and similar governmental charges, if any), with new certificates for such securities not bearing the legend with respect to which the restriction has ceased and terminated (it being understood that the restriction referred to in the first paragraph of the legend in Section 4.1(d) shall be inapplicable on the earlier of (i) the end of the Restricted Period and (ii) when Section 4.1 becomes inapplicable with respect to the applicable Stockholder).

Section 4.2.            Transfer to Permitted Transferees.  Subject to the provisions of Section 4.1(a) and Section 4.3, a Stockholder may Transfer any or all of its Company Shares to a Permitted Transferee of such Stockholder; provided that each Permitted Transferee of such Stockholder to which Company Shares are Transferred shall, and such Stockholder shall cause each such Permitted Transferee to, Transfer back to such Stockholder (or to another Permitted Transferee of such Stockholder) any Company Shares it owns if such Permitted Transferee ceases to be a Permitted Transferee of such Stockholder.

Section 4.3.            Rights and Obligations of Permitted Transferees.

(a)           Any Transfer of Company Shares to any Permitted Transferee of a Stockholder, which Transfer is otherwise in compliance herewith, shall be permitted hereunder only if such Permitted Transferee agrees in writing that it shall, upon such Transfer, assume with respect to such Company Shares the Transferor’s obligations under this Agreement and become a Party for such purpose and be treated as a Stockholder for all purposes of this Agreement, and become a party to any other applicable agreement or instrument executed and delivered by such Transferor in respect of the Company Shares.

(b)           Notwithstanding the foregoing, Section 4.3(a) shall not apply to any Transfer of Company Shares to a Permitted Transferee completed pursuant to (i) a Registration Statement, (ii) an underwritten registered public offering, or (iii) a bona fide sale pursuant to a brokers’ transaction, transaction directly with a market maker or riskless principal transaction in each case in accordance with Rule 144 under the Securities Act (including block trades), in each case for which the Transferor does not have knowledge that such Company Shares are being Transferred to a Permitted Transferee.

ARTICLE V.
GENERAL PROVISIONS

Section 5.1.            Further Assurances.  The Parties shall take all Necessary Action in order to give full effect to this Agreement and every provision hereof.  Each of the Company and the Stockholders shall take or cause to be taken all lawful action necessary to ensure at all times that the Company’s Governing Documents are not at any time inconsistent with the provisions of this Agreement.  In addition, each Party shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments, and documents as any other Party reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement.

Section 5.2.            Assignment; Benefit.  The rights and obligations hereunder shall not be assigned without the prior written consent of the Company and the Stockholder Majority, except in connection with a Transfer of Company Shares in compliance with Article IV.  Any assignment of rights or obligations in violation of this Section 5.2 shall be null and void.  This Agreement shall be binding upon and shall inure to the benefit of the Parties, and their respective successors and permitted assigns.

Section 5.3.            Freedom to Pursue Opportunities.  To the fullest extent permitted by applicable law, the Company hereby, on behalf of itself and its subsidiaries, renounces any interest, duty or expectancy of the Company and its subsidiaries in, or in being offered an opportunity to participate in, business opportunities that are from time to time presented to any Sponsor Party even if the opportunity is one that the Company or its subsidiaries might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so and each Sponsor Party shall have no duty to communicate or offer such business opportunity to the Company and to the fullest extent permitted by applicable law, shall not be liable to the Company or any of its subsidiaries for breach of any fiduciary or other duty, as a Director or otherwise, by reason of the fact that such Sponsor Party pursues or acquires such business opportunity, directs such business opportunity to another Person or fails to present such business opportunity, or information regarding such business opportunity, to the Company or its subsidiaries.  Notwithstanding the foregoing, a Sponsor Party who is a Director and who is offered a business opportunity in his or her capacity as a Director (a “Directed Opportunity”) shall be obligated to communicate such Directed Opportunity to the Company, provided, however, that all of the protections of this Section 5.3 shall otherwise apply to the Sponsor Party with respect to such Directed Opportunity, including, without limitation, the ability of the Sponsor Party to pursue or acquire such Directed Opportunity or to direct such Directed Opportunity to another Person.

Section 5.4.            Termination.  This Agreement shall terminate on the later of (a) the expiration of the Restricted Period and (b) the first day that none of the Stockholders has the right to nominate a Director pursuant to Section 3.1; provided that termination of this Agreement shall not relieve any Party for liability for any breach of this Agreement prior to such termination.

Section 5.5.            Subsequent Acquisition of Shares; Other Activities.  Any Company Shares acquired subsequent to the date hereof by a Stockholder shall be subject to the terms and conditions of this Agreement.  For the avoidance of doubt, Company Shares acquired by any Affiliate of any Stockholder (other than Company Shares acquired pursuant to this Agreement) shall not be subject to the terms and conditions of this Agreement.  Notwithstanding anything in this Agreement to the contrary, none of the provisions of this Agreement shall in any way limit Goldman, Sachs & Co. or any of its Affiliates (other than any Stockholder, as expressly set forth in this Agreement) from engaging in any brokerage, investment advisory, financial advisory, anti-raid advisory, principaling, merger advisory, financing, asset management, trading, market making, arbitrage, investment activity and other similar activities conducted in the ordinary course of their business.

Section 5.6.            Severability.  In the event that any provision of this Agreement shall be invalid, illegal or unenforceable, such provision shall be construed by limiting it so as to be valid, legal and enforceable to the maximum extent provided by law and the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

Section 5.7.            Entire Agreement.  This Agreement, the Governing Documents, the Registration Rights Agreement, the Reorganization Agreement, the Tag-Along Agreement, the Management Rights Agreement and the other agreements referenced herein and therein constitute the entire agreement among the Parties with respect to the subject matter hereof, and supersede any prior agreement or understanding among them with respect to the matters referred to herein.

Section 5.8.            Amendment.  This Agreement may not be amended, modified, supplemented, waived or terminated (other than pursuant to Section 5.4) except with the written consent of the Stockholder Majority; provided that, any amendment, modification, supplement, waiver or termination that (a) materially and adversely affects the rights of any Stockholder under this Agreement disproportionately vis-à-vis any other Stockholder (each an “Affected Stockholder”) will require both (i) the written consent of the Stockholder Majority and (ii) the written consent of Affected Stockholders holding a majority of the then outstanding Company Shares then held by all Affected Stockholders and (b) adversely affects the rights of the Company under this Agreement, imposes additional obligations on the Company, or amends or modifies Section 3.1, Section 3.2, Article V, and any corresponding definitions in Article I, will require both (i) the written consent of the Stockholder Majority and (ii) the written consent of the Company with the approval of the “independent directors” of the Company.

Section 5.9.            Waiver.  Except as set forth in Section 5.8, no waiver of any breach of any of the terms of this Agreement shall be effective unless such waiver is expressly made in writing and executed and delivered by the Party against whom such waiver is claimed.  Waiver by any Party of any breach or default by any other Party of any of the terms of this Agreement shall not operate as a waiver of any other breach or default, whether similar to or different from the breach or default waived.  No waiver of any provision of this Agreement shall be implied from any course of dealing between the Parties or from any failure by any Party to assert its or his or her rights hereunder on any occasion or series of occasions.

Section 5.10.          Counterparts.  This Agreement may be executed in any number of separate counterparts each of which when so executed shall be deemed to be an original and all of which together shall constitute one and the same agreement.

Section 5.11.          Notices.  Unless otherwise specified herein, all notices, consents, approvals, reports, designations, requests, waivers, elections and other communications authorized or required to be given pursuant to this Agreement shall be in writing and shall be given, made or delivered (and shall be deemed to have been duly given, made or delivered upon receipt) by personal hand-delivery, by facsimile transmission, by electronic mail, by mailing the same in a sealed envelope, registered first-class mail, postage prepaid, return receipt requested, or by air courier guaranteeing overnight delivery, addressed to the Company at the address set forth below or to the applicable Stockholder at the address indicated on Annex A hereto (or at such other address for a Stockholder as shall be specified by like notice):

(a)     if to the Company, to:

Cobalt International Energy, Inc.
Two Post Oak Central
1980 Post Oak Blvd., Suite 1200
Houston, TX 77056
Attention: Joseph H. Bryant
Facsimile No.: (713) 579-9184
E-mail: joe.bryant@cobaltintl.com

with a copy to:

Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, New York 10017
Attention:	Christopher Mayer
Richard D. Truesdell, Jr.
Facsimile No.:	(212) 701-5338
(212) 701-5674
E-mail:	chris.mayer@davispolk.com
richard.truesdell@davispolk.com

Section 5.12.          Governing Law.  This Agreement is governed by and will be construed in accordance with the laws of the State of Delaware, excluding any conflict-of-laws rule or principle (whether of Delaware or any other jurisdiction) that might refer the governance or the construction of this Agreement to the law of another jurisdiction.

Section 5.13.          Jurisdiction.  Each of the Parties (a) consents to submit itself to the personal jurisdiction of the Court of Chancery of the State of Delaware in the event any dispute arises out of this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from such court and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the Court of Chancery of the State of Delaware.  Each Party

hereby agrees that, to the fullest extent permitted by law, service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in Section 5.11 shall be effective service of process for any suit or proceeding in connection with this Agreement.

Section 5.14.          Waiver of Jury Trial.  EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF THE PARTIES IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF.  The Company or any Stockholder may file an original counterpart or a copy of this Section 5.14 with any court as written evidence of the consent of any of the Parties to the waiver of their rights to trial by jury.

Section 5.15.          Specific Performance.  It is hereby agreed and acknowledged that it will be impossible to measure the money damages that would be suffered if the Parties fail to comply with any of the obligations imposed on them by this Agreement and that, in the event of any such failure, an aggrieved Party will be irreparably damaged and will not have an adequate remedy at law.  Each Party shall, therefore, be entitled (in addition to any other remedy to which such Party may be entitled at law or in equity) to seek injunctive relief, including specific performance, to enforce such obligations, without the posting of any bond, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the Parties shall raise the defense that there is an adequate remedy at law.

Section 5.16.          Marketing Materials.  The Company grants each of the Sponsors and their respective Affiliates permission to use the Company’s name and logo in marketing materials of such Sponsor or any of its Affiliates.  The Sponsors and their respective Affiliates, as applicable, shall include a trademark attribution notice giving notice of the Company’s ownership of its trademarks in the marketing materials in which the Company’s name and logo appear.

Section 5.17.          Notice of Events.  Except as otherwise would require early disclosure under applicable law or regulation, unless the applicable Sponsor notifies the Company that it does not want to receive information pursuant to this Section 5.17, the Company shall notify each of the Sponsors on a reasonably current basis, of any events, discussions, notices or changes with respect to any criminal or regulatory investigation or action involving the Company or any of its subsidiaries, and shall reasonably cooperate with such Sponsor and its Affiliates in efforts to mitigate any adverse consequences to such Sponsor or its Affiliates which may arise (including by coordinating and providing assistance in meeting with regulators).

Section 5.18.          Adjustments.  All references in this Agreement to Company Shares shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, reclassifications, recapitalizations, reorganizations and the like occurring after the date hereof.

Section 5.19.          No Third Party Beneficiaries.  Except as specifically provided in Section 5.3 and as otherwise provided herein, this Agreement is not intended to confer upon any Person, except for the Parties, any rights or remedies hereunder.

*   *   *

IN WITNESS WHEREOF, the parties set forth below have duly executed this Agreement as of the day and year first above written.

COBALT INTERNATIONAL ENERGY, INC.

By:	/s/ Samuel H. Gillespie III

Name: Samuel H. Gillespie III

Title:

C/R COBALT INVESTMENT PARTNERSHIP,
L.P.

By:	CARLYLE/RIVERSTONE
ENERGY PARTNERS II, L.P.,
its general partner

By:	C/R ENERGY GP II, LLC,
its general partner

By:	/s/ Pierre F. Lapeyre, Jr.
Name: Pierre F. Lapeyre, Jr.
Title: Authorized Person

C/R ENERGY COINVESTMENT II, L.P.

By:	CARLYLE/RIVERSTONE
ENERGY PARTNERS II, L.P.,
its general partner

By:	C/R ENERGY GP II, LLC,
its general partner

By:	/s/ Pierre F. Lapeyre, Jr.
Name: Pierre F. Lapeyre, Jr.
Title: Authorized Person

RIVERSTONE ENERGY COINVESTMENT
III, L.P.

By:	RIVERSTONE COINVESTMENT GP, LLC

By:	RIVERSTONE HOLDINGS, LLC

By:	/s/ Pierre F. Lapeyre, Jr.
Name: Pierre F. Lapeyre, Jr.
Title: Authorized Person

CARLYLE ENERGY COINVESTMENT
III, L.P.

By:	CARLYLE ENERGY COINVESTMENT
III GP, L.L.C.,
its general partner

By:	TCG HOLDINGS, L.L.C.
its sole member

By:	/s/ Daniel A. D’Aniello
Name: Daniel A. D’Aniello
Title: Managing Director

C/R ENERGY III COBALT PARTNERSHIP,
L.P.

By:	CARLYLE/RIVERSTONE ENERGY
PARTNERS III, L.P.,
its general partner

By:	C/R ENERGY GP III, LLC,
its general partner

By:	/s/ Pierre F. Lapeyre, Jr.
Name: Pierre F. Lapeyre, Jr.
Title: Authorized Person

CARLYLE/RIVERSTONE GLOBAL
ENERGY AND POWER FUND III, L.P.

By:	CARLYLE/RIVERSTONE
ENERGY PARTNERS III, L.P.,
its general partner

By:	C/R ENERGY GP III, LLC,
its general partner

By:	/s/ Pierre F. Lapeyre, Jr.
Name: Pierre F. Lapeyre, Jr.
Title: Authorized Person

GSCP V COBALT HOLDINGS, LLC

By:	GS CAPITAL PARTNERS V FUND, L.P.,
its sole member

By:	GSCP V ADVISORS, L.L.C.,
its general partner

By:	/s/ Kenneth Pontarelli
Name: Kenneth Pontarelli
Title: Managing Director

GSCP V OFFSHORE COBALT
HOLDINGS, LLC

By:	GSCP V OFFSHORE COBALT
HOLDINGS, L.P.,
its sole member

By:	GS CAPITAL PARTNERS V OFFSHORE
FUND, L.P.,
its general partner

By:	GSCP V OFFSHORE ADVISORS, L.L.C.,
its general partner

By:	/s/ Kenneth Pontarelli
Name: Kenneth Pontarelli
Title: Managing Director

GS CAPITAL PARTNERS V
INSTITUTIONAL, L.P.

By:	GS ADVISORS V, L.L.C.,
its general partner

By:	/s/ Kenneth Pontarelli
Name: Kenneth Pontarelli
Title: Managing Director

GSCP V GMBH COBALT HOLDINGS, LLC

By:	GSCP V GmbH Cobalt Holdings, L.P.,
its sole member

By:	GSCP V GmbH Cobalt Holdings,
its general partner

By:	/s/ Kenneth Pontarelli
Name: Kenneth Pontarelli
Title: Managing Director

GSCP VI COBALT HOLDINGS, LLC

By:	GS CAPITAL PARTNERS VI FUND, L.P.,
its sole member

By:	GSCP VI ADVISORS, L.L.C.,
its general partner

By:	/s/ Kenneth Pontarelli
Name: Kenneth Pontarelli
Title: Managing Director

GSCP VI OFFSHORE COBALT
HOLDINGS, LLC

By:	GSCP VI OFFSHORE COBALT
HOLDINGS, L.P.,
its sole member

By:	GS CAPITAL PARTNERS VI OFFSHORE
FUND, L.P.,
its general partner

By:	GSCP VI OFFSHORE ADVISORS, L.L.C.,
its general partner

By:	/s/ Kenneth Pontarelli
Name: Kenneth Pontarelli
Title: Managing Director

GS CAPITAL PARTNERS VI PARALLEL,
L.P.

By:	GS ADVISORS VI, L.L.C.,
its general partner

By:	/s/ Kenneth Pontarelli
Name: Kenneth Pontarelli
Title: Managing Director

GSCP VI GMBH COBALT HOLDINGS, LLC

By:	GSCP VI GmbH Cobalt Holdings, L.P.,
its sole member

By:	GSCP VI GmbH Cobalt Holdings,
its general partner

By:	/s/ Kenneth Pontarelli
Name: Kenneth Pontarelli
Title: Managing Director

KERN COBALT CO-INVEST PARTNERS AP
LP

By:	KERN Cobalt Group Management Ltd.,
its general partner

By:	/s/ Jeffrey van Steenbergen
Name: Jeffrey van Steenbergen
Title: Director

FIRST RESERVE FUND XI, L.P.

By:	First Reserve GP XI, L.P.,
its general partner

By:	First Reserve GP XI, Inc.,
its general partner

By:	/s/ Kenneth W. Moore
Name: Kenneth W. Moore
Title: Managing Director

FR XI ONSHORE AIV, L.P.

By:	First Reserve GP XI, L.P.,
its manager

By:	First Reserve GP XI, Inc.,
its general partner

By:	/s/ Kenneth W. Moore
Name: Kenneth W. Moore
Title: Managing Director

ANNEX A

If to the GSCP Parties, to:

Goldman Sachs Capital Partners
c/o Goldman Sachs & Co.
85 Broad Street
New York, NY 10004
Attention:	Ken Pontarelli
David Thomas
Tel: 212-902-0353
Fax: 212-357-5505
Email:	ken.pontarelli@gs.com
David.Thomas@gs.com

with a copy (which shall not constitute notice) to:

Fried, Frank, Harris, Shriver & Jacobson
One New York Plaza
New York, NY 10004
Attention:	Robert C. Schwenkel
Murray Goldfarb
Tel: 212-859-8000
Fax: 212-859-4000
Email:	Robert.Schwenkel@friedfrank.com
Murray.Goldfarb@friedfrank.com

If to the C/R Parties, to:

Riverstone Holdings LLC
712 Fifth Avenue, 51st Floor
New York, NY 10019
Attn: Greg Beard
Email:	greg@riverstonellc.com

with a copy (which shall not constitute notice) to:

Fried, Frank, Harris, Shriver & Jacobson
One New York Plaza
New York, NY 10004
Attention:	Robert C. Schwenkel
Murray Goldfarb
Tel: 212-859-8000
Fax: 212-859-4000
Email:	Robert.Schwenkel@friedfrank.com
Murray.Goldfarb@friedfrank.com

If to the F/R Parties, to:

c/o First Reserve Corporation
One Lafayette Place
Greenwich, CT 06830
Attn: Alan G. Schwartz
Email:	aschwartz@firstreserve.com

with a copy (which shall not constitute notice) to:

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, NY 10017-3954
Attention:	Barrie B. Covit
Tel: 212- 455-3141
Fax: 212- 455-2502
Email: bcovit@stblaw.com

If to the KERN Parties, to:

c/o KERN Partners Ltd.
200 Doll Block
116-8th Avenue
Calgary, Alberta, Canada T26 0K4
Attn: Jeff van Steenbergen
Email:	jvs@kernpartners.com

with a copy (which shall not constitute notice) to:

Fried, Frank, Harris, Shriver & Jacobson
One New York Plaza
New York, NY 10004
Attention:	Robert C. Schwenkel
Murray Goldfarb
Tel: 212-859-8000
Fax: 212-859-4000
Email:	Robert.Schwenkel@friedfrank.com
Murray.Goldfarb@friedfrank.com

and

Ropes & Gray LLP
One International Place
Boston, MA 02110-2624
Attention:	Richard E. Gordet
Tel: 617-951-7491
Fax: 617-235-0480
Email: Rich.Gordet@ropesgray.com

and

Kaye Scholer LLP
425 Park Avenue
New York, NY 10022-3598
Attention: Steven G. Canner
Tel: 212-836-8136
Fax: 212-836-8689
Email: scanner@kayescholer.com